As filed with the Securities and Exchange Commission on March 8, 2023
Registration No. 333-10990
Registration No. 333-113789

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S‑8 REGISTRATION STATEMENT NO. 333‑10990
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S‑8 REGISTRATION STATEMENT NO. 333‑113789

UNDER
THE SECURITIES ACT OF 1933

AngloGold Ashanti Limited
(Exact Name of Registrant as Specified in Its Charter)

The Republic of South Africa (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

112 Oxford Road
Houghton Estate
Johannesburg, 2198
South Africa
Tel:
+27 (0)11 637-6000
(Address of Principal Executive Offices, Including Zip Code)

AngloGold Limited Share Incentive Scheme
(as amended through April 4, 2003)
(Full Title of the Plan)

AngloGold Ashanti North America Inc.
4601 DTC Boulevard, Suite 550
Denver, CO 80237
Tel: +1 (303) 889-0700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
George A. Stephanakis, Esq.
Cravath, Swaine & Moore LLP
CityPoint One Ropemaker Street
London EC2Y 9HR
United Kingdom
Tel: +44 (0)20 7453 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following registration statements on Form S‑8 (collectively, the “Registration Statements”) filed by AngloGold Ashanti Limited (the “Registrant”, formerly AngloGold Limited) with the U.S. Securities and Exchange Commission (the “Commission”):

●
Registration Statement No. 333‑10990, filed with the Commission on October 8, 1999 (the “1999 Registration Statement”), pertaining to the offering of up to an aggregate of 498,000 ordinary shares of the Registrant, par value R0.25 (the “Ordinary Shares”), to be issued under the AngloGold Limited Share Incentive Scheme (the “Plan”); and

●
Registration Statement No. 333‑113789, initially filed with the Commission on March 19, 2004, and subsequently amended on March 26, 2004, pertaining to the offering of up to an aggregate of 1,000,000 Ordinary Shares to be issued under the Plan.

The number of Ordinary Shares identified as registered under the 1999 Registration Statement above has been adjusted to reflect the Registrant’s two-for-one share split on December 24, 2002.

The Plan has expired and all awards granted prior to the Plan’s expiration have been exercised or have expired. In accordance with an undertaking contained in each Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered under such Registration Statement that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all of its securities registered but unsold under such Registration Statements as at the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johannesburg, South Africa, on the 8th day of March, 2023.

AngloGold Ashanti Limited

By:	/s/ Lizelle Marwick
	Name:	Lizelle Marwick
	Title:	Executive Vice President – General Counsel, Compliance

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.